EXHIBIT 99.1
HANMI FINANCIAL CORPORATION REPORTS
NET INCOME OF $13.1 MILLION FOR FIRST QUARTER OF 2007;
YEAR-OVER-YEAR EARNINGS PER SHARE DECREASE 13% TO $0.26
     LOS ANGELES — May 3, 2007 — Hanmi Financial Corporation (NASDAQ:HAFC), the holding company for Hanmi Bank, reported that for the three months ended March 31, 2007, it earned net income of $13.1 million, a decrease of 24.6 percent compared to net income of $17.3 million in the fourth quarter of 2006, and a decrease of 11.8 percent compared to net income of $14.8 million in the comparable period a year ago. Earnings per share were $0.26 (diluted), a decrease of 13.3 percent compared to $0.30 (diluted) for the same period in 2006.
     “Financial results for the quarter point to solid performance within our core operations that unfortunately was offset by a handful of problem loans,” noted Sung Won Sohn, Ph.D., President and Chief Executive Officer. “These problem loans required a $6.1 million provision for credit losses during the quarter and reflect an increase in non-performing assets to $19.5 million from $14.2 million at December 31, 2006.”
     “Without minimizing the effect of the increase in provision for credit losses,” added Dr. Sohn, “it is worth noting that whereas fourth-quarter 2006 net income included a pre-tax gain of $1.9 million on the sale of the unguaranteed portion of approximately $15.5 million in SBA loans, no comparable gain was realized in the first quarter of 2007.”
     “On a positive note, both loans and deposits were up during the quarter, by $48.3 million and $39.3 million, respectively, from December 31, 2006,” said Dr. Sohn, “as was net interest margin, which was 4.61 percent compared to 4.59 percent in the fourth quarter of 2006. We look for further growth in loans and deposits in the second quarter and hope to maintain net margin at or near current levels.”
FIRST-QUARTER HIGHLIGHTS
•	Net interest margin for the first quarter of 2007 was 4.61 percent, compared to 4.59 percent for the fourth quarter of 2006 and 4.92 percent for the first quarter of 2006. Net interest income before provision for credit losses was $38.1 million for the first quarter of 2007, compared to $38.8 million for the fourth quarter of 2006 and $36.9 million for the first quarter of 2006, declining slightly sequentially because of the smaller number of days in the quarter.
•	The loan portfolio increased by $48.3 million, or 1.7 percent, to $2.89 billion at March 31, 2007, compared to $2.84 billion at December 31, 2006, reflecting balanced growth of the commercial real estate and commercial and industrial portions of the portfolio.
•	Non-performing assets increased by $5.3 million to $19.5 million, or 0.67 percent of the portfolio, at March 31, 2007, compared to $14.2 million, or 0.50 percent of the portfolio, at December 31, 2006.
•	The provision for credit losses was $6.1 million for the first quarter of 2007, compared to $1.6 million for the fourth quarter of 2006 and $3.0 million for the first quarter of 2006.
•	The allowance for loan losses was 1.08 percent, 0.96 percent and 1.00 percent of the gross loan portfolio at March 31, 2007, December 31, 2006 and March 31, 2006, respectively.
•	Non-interest income and non-interest expenses reflect the acquisitions of Chun-Ha Insurance Services, Inc. (“Chun-Ha”) and All World Insurance Services, Inc. (“All World”). The acquisition was marginally accretive to earnings per share.

ACQUISITIONS
     Effective January 2, 2007, the Company completed the acquisitions of Chun-Ha and All World. The acquisitions increased first quarter non-interest income by $984,000 and increased total non-interest expenses by $848,000. The insurance agencies’ first quarter net income (after recognizing amortization of acquired intangible assets) of $85,000 is included in the Company’s consolidated net income.
NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES
     Net interest income before provision for credit losses was $38.1 million for the first quarter of 2007, a decrease of $713,000, or 1.8 percent, compared to $38.8 million for the fourth quarter of 2006, and an increase of $1.2 million, or 3.3 percent, compared to $36.9 million for the first quarter of 2006.
     The yield on the loan portfolio was 8.80 percent for the first quarter of 2007, an increase of 3 basis points compared to 8.77 percent for the fourth quarter of 2006, and an increase of 34 basis points compared to 8.46 percent for the first quarter of 2006. Interest income on loans in the first quarter of 2007 included prepayment penalties of $417,000, or 0.06 percent of average loans, compared to $6,000 for the fourth quarter of 2006. The yield on investment securities was 4.44 percent for the first quarter of 2007, a decrease of 2 basis points compared to 4.46 percent for the fourth quarter of 2006, and an increase of 8 basis points compared to 4.36 percent for the first quarter of 2006.
     The yield on average interest-earning assets was 8.23 percent for the first quarter of 2007, an increase of 5 basis points compared to 8.18 percent for the fourth quarter of 2006, and an increase of 41 basis points compared to 7.82 percent for the first quarter of 2006. The cost of interest-bearing liabilities was 4.87 percent for the first quarter of 2007, an increase of 2 basis points compared to 4.85 percent for the fourth quarter of 2006, and an increase of 90 basis points compared to 3.97 percent for the first quarter of 2006, as the competitive deposit rate environment stabilized.
     The year-over-year increase of $9.4 million in interest income was primarily due to: 1) an increase in average interest-earning assets, which increased from $3.04 billion to $3.35 billion, an increase of $314.0 million that provided an additional $7.0 million of interest income compared to the first quarter of 2006; and 2) an increase in the yield on average interest-earning assets, which increased from 7.82 percent to 8.23 percent, an increase of 41 basis points that provided an additional $2.4 million of interest income compared to the first quarter of 2006. The majority of this growth was funded by a $135.0 million, or 4.8 percent, increase in average deposits. Average borrowings also increased by $113.2 million, or 81.8 percent, compared to the first quarter of 2006. During 2006, the Company borrowed $130.0 million from the Federal Home Loan Bank for terms of 12 to 24 months to allow it to fund fixed-rate loans, but maintain the desired level of asset sensitivity.
PROVISION FOR CREDIT LOSSES
     The provision for credit losses was $6.1 million for the first quarter of 2007, compared to $1.6 million for the fourth quarter of 2006 and $3.0 million for the same quarter last year. In the first quarter of 2007, net charge-offs were $2.4 million, compared to $2.4 million for the fourth quarter of 2006 and $1.2 million for the same quarter last year.
     The increase in the provision for credit losses is attributable primarily to the migration of loans among the Company’s risk rating categories. In the first quarter of 2007, three large loans, two of which became delinquent in the first quarter and one of which remained current as to principal and interest payments, migrated to higher risk categories. A fourth loan was deemed to be impaired, and a partial charge-off was recorded to bring its carrying balance to the level supported by real estate collateral. Together, the migration of these four loans required a provision for credit losses of $3.4 million. The migration of other loans accounted for the remainder of the provision.

     The increase in the provision for credit losses also reflects increases in non-performing assets, which increased from $14.2 million at December 31, 2006 to $19.5 million at March 31, 2007, and delinquent loans, which increased from $19.6 million at December 31, 2006 to $37.3 million at March 31, 2007. While the level of non-performing assets and delinquent loans are indicators of the credit quality of the portfolio, the provision for credit losses is determined based primarily on loan classifications and the Company’s historical loss experience with similarly situated credits.
NON-INTEREST INCOME
     Non-interest income decreased by $1.1 million, or 9.8 percent, to $10.0 million for the first quarter of 2007, compared to $11.1 million for the fourth quarter of 2006, and increased by $2.0 million, or 24.1 percent, compared to $8.0 million for the first quarter of 2006. The changes in non-interest income are primarily attributable to a decrease in the amount of gain on sales of loans to $1.4 million for the first quarter of 2007, compared to $3.4 million for the fourth quarter of 2006 and $839,000 for the first quarter of 2006. In the fourth quarter of 2006, the Company recognized a pre-tax gain of $1.9 million on the sale of the unguaranteed portion of SBA loans. There were no such sales in the first quarter of 2007.
NON-INTEREST EXPENSES
     Non-interest expenses increased by $1.1 million, or 5.3 percent, to $21.0 million for the first quarter of 2007, compared to $19.9 million for the fourth quarter of 2006, and increased by $3.3 million, or 18.2 percent, compared to $17.7 million for the first quarter of 2006. Such increases were primarily attributable to increased salaries and benefits associated with the acquisitions of Chun-Ha and All World, offset by decreased advertising and promotion expense in the first quarter of 2007, due to seasonal promotional activities in the fourth quarter of 2006.
     The efficiency ratio (non-interest expenses divided by the sum of net interest income before provision for credit losses and non-interest income) for the first quarter of 2007 was 43.64 percent, compared to 39.95 percent for the fourth quarter of 2006 and 39.51 percent for the first quarter of 2006, reflecting the reduced level of gain on sale of loans and the acquisitions of Chun-Ha and All World.
PROVISION FOR INCOME TAXES
     The provision for income taxes was $7.9 million at a 37.7 percent effective tax rate for the first quarter of 2007, compared to $11.0 million at a 38.9 percent effective tax rate for the fourth quarter of 2006 and $9.4 million at a 38.8 percent effective tax rate for the first quarter of 2006. This reflects a stable level of Enterprise Zone and low-income housing tax credits in a period in which there was a decline in taxable income.
FINANCIAL POSITION
     Total assets were $3.78 billion at March 31, 2007, an increase of $52.3 million, or 1.4 percent, compared to $3.73 billion at December 31, 2006, and an increase of $263.3 million, or 7.5 percent, from the March 31, 2006 balance of $3.51 billion.
     At March 31, 2007, net loans totaled $2.89 billion, an increase of $48.3 million, or 1.7 percent, from $2.84 billion at December 31, 2006. Real estate loans increased by $20.5 million, or 2.0 percent, to $1.06 billion at March 31, 2007, compared to $1.04 billion at December 31, 2006. Commercial and industrial loans grew by $32.4 million, or 1.9 percent, to $1.76 billion at March 31, 2007, compared to $1.73 billion at December 31, 2006.
     The growth in total assets was primarily funded by an increase in deposits of $39.3 million, up 1.3 percent to $2.98 billion at March 31, 2007, compared to $2.94 billion at December 31, 2006. The increase in deposits included increases in time deposits of $100,000 or more of $35.0 million, up 2.5 percent to $1.42 billion, in noninterest-bearing demand deposits of $10.0 million, up 1.4 percent to $738.4 million, in other time deposits of $5.5 million, up 1.9 percent to $301.0 million, and in savings accounts of $2.3 million, up 2.3 percent to $101.5 million, partially offset by a decrease in money market checking accounts of $13.5 million, down 3.1 percent to $424.8 million.
     At March 31, 2007, goodwill totaled $209.9 million, an increase of $2.3 million, or 1.1 percent, from $207.6 million at December 31, 2006, due to the acquisitions of Chun-Ha and All World.

ASSET QUALITY
     Total non-performing assets, including loans 90 days or more past due and still accruing, non-accrual loans and other real estate owned (“OREO”) assets, increased by $5.3 million to $19.5 million at March 31, 2007 from $14.2 million at December 31, 2006, and increased by $8.7 million from $10.8 million at March 31, 2006. Non-performing loans as a percentage of gross loans increased to 0.67 percent at March 31, 2007 from 0.50 percent at December 31, 2006 and 0.38 percent at March 31, 2006.
     At March 31, 2007, delinquent loans were $37.3 million, or 1.28 percent of gross loans, compared to $19.6 million, or 0.68 percent of gross loans, at December 31, 2006, and $15.6 million, or 0.58 percent of gross loans, at March 31, 2006.
     At March 31, 2007, the Company maintained an allowance for loan losses of $31.5 million and a liability for off-balance sheet exposure, primarily unfunded loan commitments, of $1.9 million. The allowance for loan losses represented 1.08 percent of gross loans at March 31, 2007, compared to 0.96 percent and 1.00 percent at December 31, 2006 and March 31, 2006, respectively. As of March 31, 2007, the allowance for loan losses was 161.6 percent of non-performing loans, compared to 193.9 percent at December 31, 2006 and 259.5 percent at March 31, 2006.
ABOUT HANMI FINANCIAL CORPORATION
     Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 23 full-service offices in Los Angeles, Orange, San Francisco, Santa Clara and San Diego counties, and nine loan production offices in California, Colorado, Georgia, Illinois, Texas, Virginia and Washington. Hanmi Bank specializes in commercial, SBA, trade finance and consumer lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.
FORWARD-LOOKING STATEMENTS
     This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: general economic and business conditions in those areas in which we operate; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; credit quality; our ability to successfully integrate acquisitions we may make; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which could cause actual results to differ from those projected.
CONTACT

Hanmi Financial Corporation

Michael J. Winiarski	Stephanie Yoon
Chief Financial Officer	Investor Relations
(213) 368-3200	(213) 427-5631

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
 (Dollars in Thousands)

	March 31,	December 31,	%	March 31,	%
	2007	2006	Change	2006	Change
ASSETS
Cash and Cash Equivalents	$148,174	$138,501	7.0%	$97,780	51.5%
Term Federal Funds Sold	—	5,000	(100.0)%	—	—
Investment Securities	381,237	391,579	(2.6)%	430,884	(11.5)%
Loans:
Loans, Net of Deferred Loan Fees	2,917,187	2,864,947	1.8%	2,668,785	9.3%
Allowance for Loan Losses	(31,527)	(27,557)	14.4%	(26,703)	18.1%

Net Loans	2,885,660	2,837,390	1.7%	2,642,082	9.2%

Customers’ Liability on Acceptances	10,974	8,403	30.6%	14,010	(21.7)%
Premises and Equipment, Net	20,324	20,075	1.2%	20,565	(1.2)%
Accrued Interest Receivable	16,739	16,919	(1.1)%	14,398	16.3%
Other Real Estate Owned	—	—	—	545	(100.0)%
Deferred Income Taxes	10,683	13,064	(18.2)%	8,688	23.0%
Servicing Asset	4,528	4,579	(1.1)%	4,035	12.2%
Goodwill	209,941	207,646	1.1%	209,058	0.4%
Other Intangible Assets	8,619	6,312	36.5%	8,066	6.9%
Federal Reserve Bank and Federal Home Loan Bank Stock	25,115	24,922	0.8%	24,730	1.6%
Bank-Owned Life Insurance	23,822	23,592	1.0%	22,932	3.9%
Other Assets	31,768	27,261	16.5%	16,555	91.9%

Total Assets	$3,777,584	$3,725,243	1.4%	$3,514,328	7.5%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-Bearing	$738,396	$728,348	1.4%	$748,530	(1.4)%
Interest-Bearing	2,245,611	2,216,367	1.3%	2,070,336	8.5%

Total Deposits	2,984,007	2,944,715	1.3%	2,818,866	5.9%
Accrued Interest Payable	22,379	22,582	(0.9)%	12,734	75.7%
Acceptances Outstanding	10,974	8,403	30.6%	14,010	(21.7)%
FHLB Advances and Other Borrowings	168,114	169,037	(0.5)%	131,533	27.8%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Other Liabilities	16,571	10,983	50.9%	16,231	2.1%

Total Liabilities	3,284,451	3,238,126	1.4%	3,075,780	6.8%
Shareholders’ Equity	493,133	487,117	1.2%	438,548	12.4%

Total Liabilities and Shareholders’ Equity	$3,777,584	$3,725,243	1.4%	$3,514,328	7.5%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
 (Dollars in Thousands, Except Per Share Data)

	For the Three Months Ended
	March 31,	December 31,	%	March 31,	%
	2007	2006	Change	2006	Change
INTEREST INCOME:
Interest and Fees on Loans	$62,561	$63,666	(1.7)%	$53,147	17.7%
Interest on Investments	4,664	4,762	(2.1)%	5,099	(8.5)%
Interest on Federal Funds Sold	726	654	11.0%	289	151.2%
Interest on Term Federal Funds Sold	5	2	150.0%	—	—

Total Interest Income	67,956	69,084	(1.6)%	58,535	16.1%

INTEREST EXPENSE:
Interest on Deposits	26,081	26,346	(1.0)%	19,591	33.1%
Interest on FHLB Advances and Other Borrowings	2,171	2,278	(4.7)%	614	253.6%
Interest on Junior Subordinated Debentures	1,639	1,682	(2.6)%	1,475	11.1%

Total Interest Expense	29,891	30,306	(1.4)%	21,680	37.9%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	38,065	38,778	(1.8)%	36,855	3.3%

Provision for Credit Losses	6,132	1,631	276.0%	2,960	107.2%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	31,933	37,147	(14.0)%	33,895	(5.8)%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	4,488	4,471	0.4%	4,231	6.1%
Trade Finance Fees	1,290	1,153	11.9%	1,071	20.4%
Remittance Fees	471	519	(9.2)%	488	(3.5)%
Other Service Charges and Fees	616	620	(0.6)%	534	15.4%
Bank-Owned Life Insurance Income	230	225	2.2%	218	5.5%
Increase in Fair Value of Derivatives	92	351	(73.8)%	225	(59.1)%
Other Income	1,400	372	276.3%	434	222.6%
Gain on Sales of Loans	1,400	3,367	(58.4)%	839	66.9%
Gain on Sales of Securities Available for Sale	—	—	—	5	(100.0)%

Total Non-Interest Income	9,987	11,078	(9.8)%	8,045	24.1%

NON-INTEREST EXPENSES:
Salaries and Employee Benefits	11,761	10,303	14.2%	9,161	28.4%
Occupancy and Equipment	2,512	2,521	(0.4)%	2,206	13.9%
Data Processing	1,563	1,543	1.3%	1,429	9.4%
Advertising and Promotion	661	875	(24.5)%	646	2.3%
Supplies and Communications	588	543	8.3%	636	(7.5)%
Professional Fees	474	360	31.7%	668	(29.0)%
Amortization of Other Intangible Assets	614	564	8.9%	625	(1.8)%
Decrease in Fair Value of Embedded Option	—	290	(100.0)%	102	(100.0)%
Other Operating Expenses	2,796	2,916	(4.1)%	2,267	23.3%

Total Non-Interest Expenses	20,969	19,915	5.3%	17,740	18.2%

INCOME BEFORE PROVISION FOR INCOME TAXES	20,951	28,310	(26.0)%	24,200	(13.4)%
Provision for Income Taxes	7,896	11,000	(28.2)%	9,398	(16.0)%

NET INCOME	$13,055	$17,310	(24.6)%	$14,802	(11.8)%

EARNINGS PER SHARE:
Basic	$0.27	$0.35	(22.9)%	$0.30	(10.0)%
Diluted	$0.26	$0.35	(25.7)%	$0.30	(13.3)%
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	48,962,089	48,969,795		48,714,435
Diluted	49,500,312	49,567,778		49,318,397
SHARES OUTSTANDING AT PERIOD-END	48,825,537	49,076,613		48,856,216

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
 (Dollars in Thousands)

	For the Three Months Ended
	March 31,	December 31,	%	March 31,	%
	2007	2006	Change	2006	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$2,882,632	$2,881,515	—	$2,547,421	13.2%
Average Investment Securities	386,688	395,313	(2.2)%	437,576	(11.6)%
Average Interest-Earning Assets	3,350,245	3,349,911	—	3,036,300	10.3%
Average Total Assets	3,740,936	3,735,578	0.1%	3,423,419	9.3%
Average Deposits	2,945,386	2,953,226	(0.3)%	2,810,313	4.8%
Average Borrowings	251,594	255,700	(1.6)%	138,362	81.8%
Average Interest-Bearing Liabilities	2,487,429	2,480,902	0.3%	2,215,781	12.3%
Average Shareholders’ Equity	495,832	482,486	2.8%	434,220	14.2%
Average Tangible Equity	276,918	268,201	3.3%	216,723	27.8%

PERFORMANCE RATIOS:
Return on Average Assets	1.42%	1.84%		1.75%
Return on Average Shareholders’ Equity	10.68%	14.23%		13.83%
Return on Average Tangible Equity	19.12%	25.61%		27.70%
Efficiency Ratio	43.64%	39.95%		39.51%
Net Interest Margin	4.61%	4.59%		4.92%

ALLOWANCE FOR LOAN LOSSES:
Balance at the Beginning of Period	$27,557	$28,276	(2.5)%	$24,963	10.4%
Provision Charged to Operating Expense	6,374	1,631	290.8%	2,960	115.3%
Charge-Offs, Net of Recoveries	(2,404)	(2,350)	2.3%	(1,220)	97.0%

Balance at the End of Period	$31,527	$27,557	14.4%	$26,703	18.1%

Allowance for Loan Losses to Total Gross Loans	1.08%	0.96%		1.00%
Allowance for Loan Losses to Total Non-Performing Loans	161.55%	193.86%		259.48%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at the Beginning of Period	$2,130	$2,130	—	$2,130	—
Provision Charged to Operating Expense	(242)	—	—	—	—

Balance at the End of Period	$1,888	$2,130	(11.4)%	$2,130	(11.4)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
 (Dollars in Thousands)

	March 31,	December 31,	%	March 31,	%
	2007	2006	Change	2006	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$19,509	$14,213	37.3%	$10,282	89.7%
Loans 90 Days or More Past Due and Still Accruing	6	2	200.0%	9	(33.3)%

Total Non-Performing Loans	19,515	14,215	37.3%	10,291	89.6%
Other Real Estate Owned	—	—	—	545	—

Total Non-Performing Assets	$19,515	$14,215	37.3%	$10,836	80.1%

Total Non-Performing Loans/Total Gross Loans	0.67%	0.50%		0.38%
Total Non-Performing Assets/Total Assets	0.52%	0.38%		0.31%
Total Non-Performing Assets/Allowance for Loan Losses	61.9%	51.6%		40.6%

DELINQUENT LOANS	$37,280	$19,616	90.0%	$15,551	139.7%

Delinquent Loans/Total Gross Loans	1.28%	0.68%		0.58%

LOAN PORTFOLIO:
Real Estate Loans	$1,061,890	$1,041,393	2.0%	$1,021,026	4.0%
Commercial and Industrial Loans	1,758,801	1,726,434	1.9%	1,558,535	12.8%
Consumer Loans	98,909	100,121	(1.2)%	93,828	5.4%

Total Gross Loans	2,919,600	2,867,948	1.8%	2,673,389	9.2%
Deferred Loan Fees	(2,413)	(3,001)	(19.6)%	(4,604)	(47.6)%
Allowance for Loan Losses	(31,527)	(27,557)	14.4%	(26,703)	18.1%

Loans Receivable, Net	$2,885,660	$2,837,390	1.7%	$2,642,082	9.2%

LOAN MIX:
Real Estate Loans	36.4%	36.3%		38.2%
Commercial and Industrial Loans	60.2%	60.2%		58.3%
Consumer Loans	3.4%	3.5%		3.5%

Total Gross Loans	100.0%	100.0%		100.0%

DEPOSIT PORTFOLIO:
Demand — Noninterest-Bearing	$738,396	$728,348	1.4%	$748,530	(1.4)%
Savings	101,526	99,254	2.3%	114,336	(11.2)%
Money Market Checking and NOW Accounts	424,774	438,267	(3.1)%	495,365	(14.3)%
Time Deposits of $100,000 or More	1,418,335	1,383,358	2.5%	1,188,982	19.3%
Other Time Deposits	300,976	295,488	1.9%	271,653	10.8%

Total Deposits	$2,984,007	$2,944,715	1.3%	$2,818,866	5.9%

DEPOSIT MIX:
Demand — Noninterest-Bearing	24.7%	24.7%		26.6%
Savings	3.4%	3.4%		4.1%
Money Market Checking and NOW Accounts	14.2%	14.9%		17.6%
Time Deposits of $100,000 or More	47.5%	47.0%		42.2%
Other Time Deposits	10.2%	10.0%		9.5%

Total Deposits	100.0%	100.0%		100.0%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (UNAUDITED)
 (Dollars in Thousands)

	For the Three Months Ended
	March 31, 2007			December 31, 2006			March 31, 2006
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST-EARNING ASSETS
LOANS:
Real Estate Loans:
Commercial Property	$752,673	$15,168	8.17%	$756,961	$15,724	8.24%	$733,101	$14,506	8.02%
Construction	212,370	4,937	9.43%	189,948	4,662	9.74%	160,895	3,766	9.49%
Residential Property	85,022	1,097	5.23%	80,762	1,066	5.24%	86,614	1,082	5.07%

Total Real Estate Loans	1,050,065	21,202	8.19%	1,027,671	21,452	8.28%	980,610	19,354	8.00%
Commercial and Industrial Loans	1,736,530	38,769	9.05%	1,758,498	39,986	9.02%	1,477,652	31,833	8.74%
Consumer Loans	98,634	2,173	8.93%	98,570	2,222	8.94%	92,966	1,882	8.21%

Total Loans — Gross	2,885,229	62,144	8.74%	2,884,739	63,660	8.76%	2,551,228	53,069	8.44%
Prepayment Penalty Income	—	417		—	6			78
Unearned Income on Loans, Net of Costs	(2,597)	—		(3,224)	—		(3,807)	—

Gross Loans, Net	$2,882,632	$62,561	8.80%	$2,881,515	$63,666	8.77%	$2,547,421	$53,147	8.46%

INVESTMENT SECURITIES:
Municipal Bonds	$72,396	$764	4.22%	$72,670	$766	4.22%	$73,770	$778	4.22%
U.S. Government Agency Securities	118,267	1,256	4.25%	118,103	1,261	4.27%	126,498	1,303	4.12%
Mortgage-Backed Securities	118,899	1,404	4.72%	123,283	1,461	4.74%	144,554	1,671	4.62%
Collateralized Mortgage Obligations	64,208	697	4.34%	68,368	744	4.35%	79,699	846	4.25%
Corporate Bonds	7,869	90	4.57%	7,914	89	4.50%	8,034	90	4.48%
Other Securities	5,049	84	6.65%	4,975	84	6.75%	5,021	85	6.77%

Total Investment Securities	$386,688	$4,295	4.44%	$395,313	$4,405	4.46%	$437,576	$4,773	4.36%

OTHER INTEREST-EARNING ASSETS:
Equity Securities (FHLB and FRB Stock)	$25,008	$369	5.90%	$24,877	$357	5.74%	$24,610	$325	5.28%
Federal Funds Sold	55,528	726	5.23%	48,043	654	5.45%	26,593	289	4.35%
Term Federal Funds Sold	389	5	5.14%	163	2	4.91%	—	—	0.00%
Interest-Earning Deposits	—	—	0.00%	—	—	0.00%	100	1	0.00%

Total Other Interest-Earning Assets	$80,925	$1,100	5.44%	$73,083	$1,013	5.54%	$51,303	$615	4.80%

TOTAL INTEREST-EARNING ASSETS	$3,350,245	$67,956	8.23%	$3,349,911	$69,084	8.18%	$3,036,300	$58,535	7.82%

INTEREST-BEARING LIABILITIES

DEPOSITS:
Savings	$100,777	$461	1.86%	$98,892	$451	1.81%	$117,761	$482	1.66%
Money Market Checking and NOW Accounts	427,871	3,472	3.29%	442,747	3,675	3.29%	519,628	3,714	2.90%
Time Deposits of $100,000 or More	1,406,311	18,498	5.33%	1,392,240	18,650	5.31%	1,167,270	12,784	4.44%
Other Time Deposits	300,876	3,650	4.92%	291,323	3,570	4.86%	272,760	2,611	3.88%

Total Interest-Bearing Deposits	$2,235,835	$26,081	4.73%	$2,225,202	$26,346	4.70%	$2,077,419	$19,591	3.82%

BORROWINGS:
FHLB Advances and Other Borrowings	$169,188	$2,171	5.20%	$173,294	$2,278	5.22%	$55,956	$614	4.45%
Junior Subordinated Debentures	82,406	1,639	8.07%	82,406	1,682	8.10%	82,406	1,475	7.26%

Total Borrowings	$251,594	$3,810	6.14%	$255,700	$3,960	6.14%	$138,362	$2,089	6.12%

TOTAL INTEREST-BEARING LIABILITIES	$2,487,429	$29,891	4.87%	$2,480,902	$30,306	4.85%	$2,215,781	$21,680	3.97%

NET INTEREST SPREAD			3.36%			3.33%			3.85%

NET INTEREST MARGIN			4.61%			4.59%			4.92%